Exhibit 23.1

We consent to the use in Registration Statement No. 333-257995 on Form S-1 of our report dated March 1, 2022 relating to the financial statements of The Beauty Health Company and its consolidated subsidiaries. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California

April 29, 2022